EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 19, 2004, except for Note 12, as to which the date is March 29, 2004, relating to the consolidated financial statements of Zonagen, Inc., which appears in Amendment No. 3 to Zonagen, Inc.’s Registration Statement on Form S-1 filed on January 13, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
January 26, 2005